Confidential & Proprietary

P. SCHOENFELD ASSET MANAGEMENT LP

APPENDIX B

ETHICS CODE

As an investment adviser, PSAM stands in a position of trust and confidence with respect to our Clients. Accordingly we have a fiduciary duty to place the interests of Clients before the interests of PSAM and our Employees. In addition, as an investment adviser registered under Section 203 of the Advisers Act, PSAM is required to establish, maintain and enforce a written code of ethics.

In order to assist PSAM and our Employees in meeting our obligations as a fiduciary and a registered investment adviser, PSAM has adopted this code of ethics (the “Ethics Code”). The Ethics Code incorporates the following general principles that all Employees are expected to uphold:

•	PSAM, as a fiduciary, and you, as an Employee of PSAM, must at all times place the interests of our Clients – the Hedge Funds, Registered Funds and Managed Accounts – first.

•	All personal trading must be conducted in a manner consistent with the Ethics Code and must avoid any actual or potential conflicts of interest or any abuse of an Employee’s position of trust and responsibility.

•	Employees must not take any inappropriate advantage of their positions at PSAM.

•	Information concerning Client trading activity as well as Client information (e.g., the identity of the Managed Accounts and investors in the Hedge Funds and nonpublic information, including the financial circumstances, thereof) must be kept confidential.

•	Independence in the investment decision-making process must be maintained at all times.

PSAM believes that these general principles not only help us fulfill our fiduciary obligations, but also protect PSAM’s reputation and instill in our Employees PSAM’s commitment to honesty, integrity and professionalism. Employees should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below. Failure to comply with the Ethics Code may result in disciplinary action, including termination of employment.

The Ethics Code applies to all Employees (and any other person designated by the Chief Compliance Officer).

This Ethics Code addresses four specific topics which typically arise when applying the general principles above: Personal Trading; Outside Interests; Gifts and Entertainment; and Compliance with Federal securities laws.

(B-1)	August 2013

Confidential & Proprietary

PERSONAL TRADING

A. Definitions

The requirements and restrictions contained in this section apply to all “Personal Accounts” and “Reportable Securities”. All Employees (and other persons designated by the Chief Compliance Officer) have been deemed to be treated as “access persons” pursuant to Rule 204A-1 under the Advisers Act.

It is the responsibility of each Employee to ensure that a particular transaction being considered for his/her Personal Account is not subject to a restriction contained in this Ethics Code or otherwise prohibited by any applicable laws.

1. Personal Accounts

“Personal Accounts” mean any accounts that hold (or have the ability to hold) “Reportable Securities” in which the Employee has a “Beneficial Ownership” (as such terms are defined below). Therefore, accounts that are unable to hold “Reportable Securities” are not Personal Accounts and, therefore, do not need to be disclosed to PSAM. “Personal Accounts” automatically include any accounts of an Employee’s immediate family member (including any relative by blood or marriage either living in the Employee’s household or financially dependent on the Employee) that hold (or have the ability to hold) “Reportable Securities”.

2. Beneficial Ownership

“Beneficial Ownership” is when the Employee, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from the account or has direct or indirect influence or control over the account.

3. Reportable Securities

“Reportable Securities” means all securities defined as such under the Investment Advisers Act of 1940 (the “Advisers Act”), and includes:

•	Debt and equity securities;

•	Options on securities, on indices, and on currencies;

•	All forms of limited partnership and limited liability company interests, including interests in private investment funds (such as hedge funds, venture capital funds and private equity funds), and interests in investment clubs;

•	Foreign unit trusts and foreign mutual funds; and

•	ETFs.[1]

[1]	The SEC staff has recommended that an adviser include as a reportable security all ETFs. See National Compliance Services, Inc., SEC No-Action Letter (Nov. 30, 2005).

(B-2)	August 2013

Confidential & Proprietary

but does not include the following:

•	Direct obligations of the U.S. government (e.g., treasury securities);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares of open-end mutual funds[2] (that are not advised or sub-advised by PSAM or its affiliates); and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds (none of which are advised or sub-advised by PSAM or its affiliates).

Any questions regarding the application of these terms should be referred to, and addressed by, the Chief Compliance Officer.

B. Personal Accounts and Reportable Securities Holdings Reports

1. Initial and Annual Reports

Every Employee is required to disclose all Personal Accounts and Reportable Securities to PSAM as set out below and to provide appropriate documentation as is relevant. Each Employee must complete the Personal Accounts and Reportable Securities Holdings Report which is labeled as Exhibit 1, unless the Employee does not have any Personal Accounts or Reportable Securities to report, in which case the Employee must complete the No Personal Accounts or Reportable Securities Declaration which is labeled as Exhibit 2. (Such forms may be completed via Compliance ELF at a future point in time.)

a.	Contents of Holdings Reports

Each report must contain, at a minimum:

•	The title and type of Reportable Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of the Reportable Security in each Personal Account;

•	The name of any broker, dealer or bank with which the Employee maintains a Personal Account; and

•	The date the Employee submits the report.

b.	Timing of Holdings Reports

Employees must submit a report within the following time frames:

[2]	An open-end fund is one that issues and redeems shares on demand. There is no limit as to the number of shares an open-fund can issue.

(B-3)	August 2013

Confidential & Proprietary

•	no later than 10 days after becoming an Employee, and the information contained in the report must be current as of a date no more than 45 days prior to the date of becoming an Employee; and

•	at least once each year thereafter within 45 days of the end of PSAM’s fiscal year, and the information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

c.	Documentation

With respect to Personal Accounts that are (and Reportable Securities that are held in) traditional brokerage accounts, brokerage statements will satisfy this requirement. For Personal Accounts that are not (and Reportable Securities that are not held in) traditional brokerage accounts (e.g., interests in hedge funds, venture capital funds, or private equity funds, or direct investments in private companies), Employees may be required to provide PSAM with other acceptable back-up documentation.

C. Permissible and Prohibited Transactions

1. Permissible Transactions NOT Requiring Pre-Approval

a.	Employees are permitted to trade in the following (without requesting pre-approval):

•	Transactions in instruments that are not Reportable Securities (e.g., Treasuries, money market funds, open-ended mutual funds, etc.); and

•	Transactions in Reportable Securities that are:

•	Pursuant to an automatic investment plan (e.g., dividend reinvestment plans); or

•	In “fully managed accounts” provided that: (i) the account is managed by a registered investment advisor; and (ii) no communication (directly or indirectly) between the investment advisor and the employee with regard to investment decisions is permitted to occur prior to execution.

2. Permissible Transactions Requiring Pre-Approval

a.	Employees are only permitted to trade in the following if pre-approval has been granted (in accordance with (b) and (c) below):

•	Transactions in Reportable Securities that are:

•	Registered investment companies (e.g., ETFs, unit investment trusts (UITs) that are not invested exclusively in one or more open-end mutual funds, and closed-end funds) or similar publicly listed instruments;

•	Municipal bonds; or

(B-4)	August 2013

Confidential & Proprietary

•	Limited offerings (i.e., an offering exempt from registration, e.g., interests in hedge funds, venture capital funds, and private equity funds and direct investments in private companies); and

•	Transactions to reduce (or close out) existing positions in single name Reportable Securities.

b.	Pre-Approval Procedure: All Employees must receive pre-approval from the Chief Compliance Officer or his/her designee before executing transactions in the above-detailed Reportable Securities. To obtain pre-approval for the types of transactions referenced above, an Employee must fill out the Personal Trading Pre-Approval Request Form included as Exhibit 3. Such form may be completed via Compliance ELF at a future point in time. Please note PSAM reserves the right, following approval, to withdraw approval or direct an Employee to rescind a transaction.

c.	Length of Pre-Approval: All approved trades with respect to publicly traded instruments are valid only for the day that pre-approval is granted[3]. Approved trades for limited offerings (e.g., hedge funds, venture capital funds, private equity funds and direct investments in private companies) or other special situations are valid for 30 days. If a trade is not executed within such time-periods, a request for pre-approval must be resubmitted. Please note that PSAM reserves the right, following approval, to withdraw approval or direct an Employee to rescind a transaction.

d.	Documentation: If pre-approval is granted and the Employee transacts in a Reportable Security, the Employee also must provide appropriate and timely documentation of the transaction (as described in Section D below).

3. Prohibited Transactions

a.	All other transactions in Reportable Securities are prohibited. In particular, it should be noted that Employees are strictly prohibited from trading in initial public offerings and in single name Reportable Securities (unless it is to reduce (or close out) an existing position and pre-approval is granted in accordance with Section 2(b) and (c) above).

D. Additional Policies and Restrictions

PSAM discourages personal trading as a general matter, as PSAM believes that Employees should focus on their duties to PSAM and its Clients. Employees, therefore, are required to first give PSAM (on behalf of its Clients) the opportunity to transact in an issuer before any such transaction is executed for a Personal Account and shall not engage in “day trading” or any type of “excessive” trading.

PSAM discourages its Employees from engaging in short-term trading, including with respect to mutual funds (and Employees are prohibited from trading mutual funds in a manner that is inconsistent with such mutual fund’s prospectus). In general, Employees should enter into trades with the expectation that they will not engage in a transaction in the opposite direction (e.g., sell, if the trade is a buy, or buy, if the trade is a sell) for at least 30 days.

[3]	Due to time differences, the staff of PSAM (London) have 24 hours from the time that pre-approval is granted to execute such trades.

(B-5)	August 2013

Confidential & Proprietary

In addition, no Employee may trade in a security while in possession of material nonpublic information regarding that issuer, nor may any Employee communicate material nonpublic information to others in violation of the law (as discussed in Appendix A to PSAM’s Compliance Manual).

Lastly, it should be noted that the ability to engage in personal trading while an Employee at PSAM is a privilege, not a right. PSAM reserves the right to further limit or prohibit any Employee’s personal trading activities for any reason, in its sole discretion. Such reasons include, but are not limited to: (i) engaging in excessive or distracting trading activity; and/or (ii) violating PSAM’s personal trading policies and procedures.

E. Reporting of Transactions in Personal Accounts

Employees must provide documentation for each transaction in a Reportable Security effected within 30 days of the calendar quarter in which the transaction was executed. The following information must be provided with respect to each transaction:

•	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Reportable Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the Employee submits the report.

With respect to transactions effected in Personal Accounts that are traditional brokerage accounts, duplicate brokerage statements will satisfy this requirement (so long as they are provided within 30 days of quarter-end). To the extent an Employee has effected a transaction in a Reportable Security through an account but is unable to provide third party back-up documentation (e.g., brokerage statements), such Employee will need to complete and submit the Quarterly Transaction Report which is labeled as Exhibit 4, detailing the specifics of the transaction within 30 days of quarter-end. A pre-populated version of the report may be prepared by PSAM (or its designee) with respect to those Personal Accounts where third party back-up documentation has not been provided by an Employee.

It should be noted that transactions in Reportable Securities done outside of a traditional brokerage account (e.g., hedge funds, venture capital funds, private equity funds and direct investments in private companies) should be reported to PSAM utilizing the Quarterly Transaction Report, which is labeled as Exhibit 4, within 30 days of quarter-end.

(B-6)	August 2013

Confidential & Proprietary

To the extent an Employee does not have any Personal Accounts (i.e., the Employee completed the New Employee/Annual No Personal Accounts or Reportable Securities Declaration, which is labeled as Exhibit 2), then on a quarterly basis, such Employee will need to affirmatively represent whether he/she has participated in any transactions in Reportable Securities by completing and submitting the Quarterly No Personal Accounts or Reportable Securities Declaration, which is labeled as Exhibit 5, within 30 days of quarter-end. (It should be noted that all such forms may be completed via Compliance ELF at a future point in time.)

OUTSIDE INTERESTS

As a general matter, an Employee’s outside activities could lead to actual or potential, or the appearance of, conflicts of interest as well as insider trading problems. In order to ensure that such problems do not occur and that an Employee’s outside activities do not interfere with an Employee’s duties to PSAM, the following policies and procedures have been adopted.

A. Initial and Annual Reports

PSAM requires Employees to complete the New Employee/Annual Outside Interests Questionnaire through Compliance ELF at the start of their employment and annually thereafter. A sample form of questionnaire is labeled as Exhibit 6.

B. Prior Permission

PSAM requires Employees to obtain prior written permission from the Chief Compliance Officer before engaging in any of the following activities outside of PSAM, whether on the Employee’s own behalf or for any organization (including any commercial business or not-for-profit or charitable organization):

•	receiving any compensation (regardless of your position or title);

•	taking an active role in making management decisions or serving in a management position or as an officer, director or general partner (regardless of whether you are being compensated);

•	providing any advice about investments and/or trading (regardless of whether you are being compensated);

•	accepting any executorship, trusteeship or power of attorney (except with respect to a family member); or

•	serving on an official or ad hoc creditors or similar type of committee.

Employees must complete the Request for Approval of Outside Activity Form to request permission for any of the above activities through Compliance ELF. A sample request form is labeled as Exhibit 7.

(B-7)	August 2013

Confidential & Proprietary

GIFTS AND ENTERTAINMENT

In order to address conflicts of interest that may arise when an Employee receives or gives an item of value, PSAM has adopted the policies and procedures with respect to gifts and entertainment provided to Employees by third parties (with whom PSAM does or seeks to do business) or given by our Employees to third parties (with whom PSAM does or seeks to do business). This policy is not meant to cover personal relationships an Employee has with a person that are independent of his/her employment with PSAM if the Employee is unaware of any business relationship such person (or person’s employer) has with PSAM. If you have questions, please consult with the Chief Compliance Officer.

A. Definitions

“Entertainment” is defined as any item of value, received or given by a PSAM Employee, where the provider of the item of value is in attendance for the majority of item’s existence.

“Gift” is defined as any item of value received or given by a PSAM Employee that does not meet the definition of “Entertainment”.

B. Reporting Requirements and Review

Employee’s must report4 all:

•	“Entertainment” that has a fair market value of $100 or more per person; and

•	“Gifts” that have a fair market value of $25 or more per person.

Reports must be made to the Chief Compliance Officer through Compliance ELF using the Gift & Entertainment Reporting Form. A sample form is labeled as Exhibit 8. It should be noted that with respect to a Gift received in the name of PSAM (and not addressed to an individual Employee), no Employee will be responsible for reporting such Gift.

The Chief Compliance Officer will keep records of reported Gifts and Entertainment and will review those records periodically with the Chief Operating Officer and/or Chief Investment Officer.

C. Other Considerations

Please keep in mind that Gifts and Entertainment, whether received or given, and regardless of size or amount, should be neither so frequent nor so excessive as to become an improper inducement to do business, nor should Gifts and Entertainment ever create the appearance of a conflict of interest with our obligations to our Clients.

Broker-dealers registered with the SEC are prohibited by FINRA from giving gifts having an aggregate value of $100 per year to any business contact. If you have any reason to believe that this rule has been violated, please contact the Chief Compliance Officer.

Please keep in mind that union personnel, including personnel associated with pension plans (during the course of marketing or for other reasons) may be required to file reports on DOL Form LM-10. To ensure that PSAM is able to monitor its obligations (if any) to file Form LM-10, all Employees must immediately notify the Chief Compliance Officer of any gifts or entertainment provided (either by

[4]	Staff of PSAM (London) must pre-approve any “Entertainment” with a fair market value of £100/person and any “Gifts” with a fair market value of £25/person (except for such “Gifts” provided without prior notice) and will use a different form.

(B-8)	August 2013

Confidential & Proprietary

PSAM or by the Employee’s personal funds) to union personnel. The Chief Compliance Officer, with the assistance of outside legal counsel, shall be responsible for determining whether a Form LM-10 reporting requirement has been triggered, and if so, shall coordinate with outside counsel to properly prepare and timely file the form.

D. Prohibitions

•	Employees may not solicit (e.g., request or ask for) Gifts or Entertainment.

•	Employees are prohibited from receiving or giving Gifts of cash or cash equivalents (i.e., gift certificates).

•	No Gift or Entertainment of any value may be given to any government officials or their families without the prior written approval of the Chief Compliance Officer. This prohibition includes any foreign official (i.e., any officer or employee of a foreign government or any department, agency or instrumentality thereof, including government owned business entities).

•	No Gift or Entertainment of any value may be given to any political party or official or candidate for political office without the prior written approval of the Chief Compliance Officer. This prohibition includes any foreign political party or official or candidate for political office.

•	No Employee may use his/her position with PSAM to obtain anything of value from a person or entity with which PSAM does or seeks to do business.

COMPLIANCE WITH FEDERAL SECURITIES LAWS

In addition to the general principles of conduct stated in the Ethics Code and the specific trading restrictions and reporting requirements described above, the Ethics Code requires all Employees to comply with applicable federal securities laws. These laws include the Securities Act of 1933 (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

It is, in particular, unlawful for any Employee, in connection with the purchase or sale, directly or indirectly, by an Employee of a Reportable Security “held or to be acquired by a Registered Fund”5:

•	To employ any device, scheme or artifice to defraud the Registered Funds;

•	To make any untrue statement of a material fact to the Registered Funds or omit to state a material fact necessary in order to make the statements made to the Registered Funds, in light of the circumstances under which they are made, not misleading;

[5]	For these purposes, a “Reportable Security held or to be acquired by a Registered Fund” means any Reportable Security which, within the most recent 15 days, is or has been held by a Registered Fund or is being or has been considered by the Registered Fund or PSAM for purchase for a Registered Fund.

(B-9)	August 2013

Confidential & Proprietary

•	To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Registered Funds; or

•	To engage in any manipulative practice with respect to the Registered Funds

Employees are particularly reminded that it is a violation of law for any person, with an expectation to profit in any way, to initiate or pass on any market sensitive information that such person knows or has reason to know is untrue.

ADMINISTRATION OF THE ETHICS CODE

A. Reporting Violations

Every Employee must immediately report any violation of the Ethics Code to the Chief Compliance Officer. PSAM has a non-retaliation policy that applies to Employees who report such matters in good faith and will provide confidentiality to the extent possible. The Chief Compliance Officer will keep records of any violation of the Ethics Code, and of any action taken as a result of the violation.

B. Exceptions to the Ethics Code

The Chief Compliance Officer may, under very limited circumstances, grant an exception from the requirements of the Ethics Code on a case-by-case basis, provided that the Employee seeking the exception provides the Chief Compliance Officer with a written statement:

•	detailing the efforts made to comply with the requirement from which the Employee seeks an exception and containing a representation that compliance with the requirement would impose significant undue hardship on the Employee;

•	the Chief Compliance Officer believes that the exception would not harm or defraud a Client, violate the general principles stated in the Ethics Code or compromise the Employee’s or PSAM’s fiduciary duty to any Client; and

•	the Employee provides any supporting documentation that the Chief Compliance Officer may request from the Employee.

No exceptions may be made to the fundamental requirements contained in the Ethics Code that have been adopted to meet applicable rules under the Advisers Act.

C. Other Administration Items

The Chief Compliance Officer shall advise the chief compliance officer of each Registered Fund of any material changes to the Ethics Code so that such changes may be approved by the board of directors/trustees of each Registered Fund (“Registered Fund Board”).

No less frequently than annually, the Chief Compliance Officer shall furnish to each Registered Fund Board, a written report that: (i) describes any issues arising under this Ethics Code since the last report to the Registered Fund Board, including, but not limited to, information about material violations of the Ethics Code or procedures and sanctions imposed in response to material violations; and (ii) certifies that PSAM has adopted procedures reasonably necessary to prevent Employees from violating this Ethics Code.

(B-10)	August 2013

Confidential & Proprietary

The Chief Compliance Officer or his/her designee will receive and review all reports submitted pursuant to the Ethics Code. The Chief Compliance Officer or his/her designee will review the reports to determine that Employee trades are consistent with requirements and restrictions set forth in the Ethics Code and do not otherwise indicate any improper trading activities. The Chief Compliance Officer will ensure that all books and records relating to the Ethics Code are properly maintained. The books and records required to be maintained include the following:

•	A record of any violation of the Ethics Code, and of any action taken as a result of the violation;

•	A record of all written acknowledgements of receipt, review and understanding of the Ethics Code from each person who is currently, or within the past five years was, an Employee;

•	A record of each report made by an Employee, including any brokerage confirmations, brokerage account statements, and completed pre-trade clearance forms obtained from Employees;

•	A record of the names of persons who are currently, or within the past five years were Employees; and

•	A record of any exception from the Ethics Code granted by the Chief Compliance Officer, all related documentation supplied by the Employee seeking the exception, and the reasons supporting the decision to grant the exception.

These books and records must be maintained by PSAM in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of PSAM.

D. Sanctions

Any violation of any provision of the Ethics Code may result in disciplinary action. The Chief Compliance Officer, in consultation with the Chief Operating Officer and/or Chief Investment Officer, will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.

E. Acknowledgment of Receipt and Compliance

PSAM will provide each Employee with a copy of the Ethics Code and any amendments hereto. Any questions regarding any provision of the Ethics Code or its application should be directed to the Chief Compliance Officer. Each Employee must provide PSAM with an acknowledgement evidencing the fact that such Employee has received and reviewed, and understands, the Ethics Code. Such acknowledgement is contained in the Initial/Annual Compliance Manual Acknowledgement Form which is submitted through Compliance ELF. A sample form is labeled as Exhibit 1 to this Manual.

(B-11)	August 2013

Confidential & Proprietary

EXHIBIT 1

INITIAL/ANNUAL

PERSONAL ACCOUNTS & REPORTABLE SECURITIES HOLDINGS REPORT

Name:	Date:
Signature:

Type of Report (check one):

☐	New Employee Holdings Report (submitted within 10 days after becoming an Employee)

☐	Annual Holdings Report (submitted annually by February 14)

SECTION I:

Personal Accounts (as of the following date:                                 )

Brokerage Firm or Entity (e.g., investment adviser) Where Personal Account is Held	Name of Personal Account (i.e., title on account)	Personal Account Number	PSAM Receives Third Party Documentation for this Personal Account (Circle Yes or No*)

Yes No
Yes No
Yes No

(B-12)	January 2013

Confidential & Proprietary

Yes No
Yes No

*	If you circled “No”, please complete Section II (Chart of Reportable Securities) on the next page to itemize the Reportable Securities in such Personal Account.

(B-13)	August 2013

Confidential & Proprietary

SECTION II:

Name of Personal Account from Section I

Reportable Securities (as of the following date:                                 )

Title/Name of Reportable Security	Ticker or CUSIP (if applicable)	Type of Reportable Security	Number of Shares or Principal Amount

(B-14)	August 2013

Confidential & Proprietary

Name of Personal Account from Section I

Reportable Securities (as of the following date:                                 )

Title/Name of Reportable Security	Ticker or CUSIP (if applicable)	Type of Reportable Security	Number of Shares or Principal Amount

I certify that the information contained in this report (and attachment(s)) is accurate and constitute all of the Personal Accounts and Reportable Securities with respect to which I have Beneficial Ownership, as such terms are defined in the Ethics Code.

Furthermore, I acknowledge that I have an ongoing requirement to report promptly any changes to the Chief Compliance Officer to ensure that the information PSAM has remains accurate at all times.

(B-15)	August 2013

Confidential & Proprietary

EXHIBIT 2

INITIAL/ANNUAL

NO PERSONAL ACCOUNTS OR REPORTABLE SECURITIES DECLARATION

Name:

Date:

Signature:

Type of Report (check one):

☐	Initial Holdings Report (submitted within 10 days after becoming an Employee)

☐	Annual Holdings Report (submitted annually by February 14)

I certify that I do not have any Personal Accounts or Reportable Securities, as such terms are defined in the Ethics Code.

Furthermore, I acknowledge that I have an ongoing requirement to report promptly any changes to the Chief Compliance Officer to ensure that the information PSAM has remains accurate at all times.

(B-16)	August 2013

Confidential & Proprietary

EXHIBIT 3

PERSONAL TRADING PRE-APPROVAL REQUEST FORM

Name of Issuer:                                          Ticker Symbol (if applicable):

Type of Instrument:

Maximum Amount:                      Type of Trade: Buy              Sell              Short              Cover

Is this a “New Issue”? Yes              No              Is this a “Limited Offering”? Yes              No

Additional Questions	Circle One

Do you, or to your knowledge does anyone else at PSAM, possess material nonpublic information regarding the issuer of the security?	Yes / No

Do you have information about this issuer from a third party that has a fiduciary duty (or other relationship of trust and confidence) to the issuer, its shareholders or other source of information?	Yes / No

To your knowledge, does PSAM have any outstanding orders for this issuer?	Yes / No

To your knowledge, is the issuer being considered for trading/investment by PSAM?	Yes / No

Have you or any Personal Account traded any instruments pertaining to this issuer in the prior 30 days?	Yes / No

Do you anticipate requesting a transaction in the opposite direction (e.g., sell, if this is a buy or buy, if this is a sell) in the next 30 days?	Yes / No

I believe that the proposed transaction fully complies with the requirements of the Ethics Code and understand that approval is only valid if and when I receive a fully countersigned copy of this form and that following approval, PSAM reserves the right to withdraw approval or direct me to rescind a transaction.

Employee

	PRINT NAME	SIGNATURE	DATE

CCO

	PRINT NAME	SIGNATURE	DATE

(B-17)	August 2013

Confidential & Proprietary

Co-Head of

NY Trading

	PRINT NAME	SIGNATURE	DATE

If the request is for a non-U.S. instrument, additional signature:

Head Trader of Europe

(or substitute)	PRINT NAME	SIGNATURE	DATE

(B-18)	August 2013

Confidential & Proprietary

EXHIBIT 4

QUARTERLY TRANSACTION REPORT

[INSERT RELEVANT QUARTER]

Name:

Date:

Signature:

The following sets forth those transactions in Reportable Securities made in my Personal Accounts for the quarter beginning on                     , 2013 and ending on                     , 2013 for which I have not provided third party back-up documentation.

Date of Transaction	Type (e.g., buy, sell)	Title and Type of Reportable Security	Price at which Transacted	Exchange Ticker Symbol or CUSIP Number (if applicable)	Number of Shares or Principal Amount	Broker/Dealer or Bank or Other Party Executing the Transaction

I certify that all information contained in this report is true and correct and that I have reported all of my current Personal Accounts as defined in the Ethics Code.

(B-19)	August 2013

Confidential & Proprietary

EXHIBIT 5

QUARTERLY NO PERSONAL ACCOUNTS/ REPORTABLE SECURITIES DECLARATION

[INSERT RELEVANT QUARTER]

Name:

Date:

Signature:

You have previously represented that you do not have any “Personal Accounts” or own any “Reportable Securities” (each as defined in PSAM’s Ethics Code).

I confirm that this information remains unchanged for                                  through                                 (the “Quarter”). Namely, during the Quarter:

•	I did not have any Personal Accounts or own any Reportable Securities at any time AND

•	I have not made any transactions in Reportable Securities.

I certify that all information contained in this report is true and correct.

(B-20)	August 2013

Confidential & Proprietary

(B-21)	August 2013

Confidential & Proprietary

EXHIBIT 6

INITIAL/ANNUAL

OUTSIDE INTERESTS QUESTIONNAIRE

Name:

Date:

Signature:

PSAM is required to monitor circumstances which may pose an actual or potential conflict with our business as an investment adviser. You are required to complete this questionnaire at the commencement of your employment and annually thereafter. Please note that these questions are intended to be broad in scope. If you have any question as to whether something should be disclosed, please consult the Chief Compliance Officer.

1.	Do you currently hold any ACTIVE professional licenses (e.g., real estate license, CPA license, law license) or are in the process of obtaining any professional licenses?

☐ Yes  ☐ No

If “Yes”:

License:	Entity Issuing:

2.	Excluding PSAM (and your activities in connection therewith), do you, on your own behalf or for any entity (including any commercial business or not-for-profit or charitable organization): (1) receive any compensation; (2) take an active role in making management decisions or serve in a management position or as an officer, director or general partner; (3) provide advice about investments and/or trading; (4) serve as an executor, trustee or power of attorney (except with respect to a family member); or (5) serve on a formal or ad hoc creditors or similar type of committee?

☐ Yes ☐ No

If “Yes”:

Name of Entity:	Position/Title:	Codes (1-5)	Public Co.?
Y/N
Y/N
Y/N

(B-22)	August 2013

Confidential & Proprietary

3.	Is your spouse, a member of your household, or an immediate family member a 5% or greater stockholder, currently consults or works for, or serves as a director or advisor to, a publicly-traded company?

☐ Yes ☐ No

If “Yes”:

Name (& Relationship to You):	Entity:	Position/Title:

4.	Does your spouse, a member of your household, or an immediate family member, currently consult or work, on their own behalf or for an entity, in the securities or commodities trading/investment industry?

☐ Yes ☐ No

If “Yes”:

Name (& Relationship to You):	Entity:	Position/Title:

(B-23)	August 2013

Confidential & Proprietary

5.	Does your spouse, a member of your household, or an immediate family member currently, on their own behalf or for an entity, conduct business with PSAM?

☐ Yes ☐ No

If “Yes”:

Name (& Relationship to You):	Entity:	Position/Title:

6.	Are there any pending or threatened litigation (including criminal, civil, and personal bankruptcy) or regulatory matter involving yourself of which you are aware?

☐ Yes ☐ No

If “Yes”, please detail below:

(B-24)	August 2013

Confidential & Proprietary

7.	Are there any threatened litigation or regulatory matters involving PSAM of which you are aware?

☐ Yes ☐ No

If “Yes”, please detail below:

I certify that the information contained in this report is true and correct to the best of my knowledge.

I acknowledge that I have an ongoing requirement to report promptly any changes to the Chief Compliance Officer to ensure that the information PSAM has remains accurate at all times.

(B-25)	August 2013

Confidential & Proprietary

EXHIBIT 7

REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

Name:

Date:

Signature:

1.	You are completing this form because you are seeking pre-approval to engage in an outside activity where you are:

☐	receiving any compensation (regardless of your position or title);

☐	taking an active role in making management decisions or serving in a management position or as an officer, director or general partner (regardless of whether you are being compensated);

☐	providing any advice about investments and/or trading (regardless of whether you are being compensated);

☐	accepting any executorship, trusteeship or power of attorney (except with respect to a family member); or

☐	serving on an official or ad hoc creditors or similar type of committee.

2.	Name of Organization:

3.	Description of Organization:

4.	Your Position/Title:

5.	Will PSAM’s name be used in connection with such activity (e.g., included in a biography)?

☐ Yes ☐ No If             yes, description of use:

6.	Will you or any related party receive any economic benefit for your participation in such activity?

☐ Yes ☐ No             If yes, description of economic benefit:

I certify that all information contained in this report is true and correct.

(B-26)	August 2013

Confidential & Proprietary

I certify that such activity does not violate any law or regulation, does not and will not interfere with my responsibilities to PSAM, and do not believe that it competes with or conflicts with any interest of PSAM.

I acknowledge that I have an ongoing requirement to report promptly to the Chief Compliance Officer any actual or potential conflicts of interest that arise due to such activity.

I understand that approval is only valid if and when I receive a countersigned copy of this form.

Reviewed/Approved by Chief Compliance Officer:

Signature:

(B-27)	August 2013

Confidential & Proprietary

EXHIBIT 8

GIFT & ENTERTAINMENT REPORTING FORM

Name:

Date of Gift/Entertainment:

Signature:

Received by you:              (or given by you:             )

ENTERTAINMENT (Reporting threshold: fair market value of $100 or more per person.)

Description of Entertainment received by you (or given by you):

Who provided you the Entertainment (or to whom did you give the Entertainment)?

(provide names of entity and person(s)/position(s))

Who was in attendance other than you? (names of entity and/or person(s)/positions(s))

Fair market value of Entertainment: $

GIFT	(Reporting threshold: fair market value of $25 or more per person.)

All Gifts of cash and cash equivalents (e.g., gift certificates) are PROHIBITED.

Description of Gift received by you (or given by you):

Who provided you the Gift (or to whom did you give the Gift)?

(provide names of entity and/or person(s)/positions(s))

Fair market value of Gift: $

(B-28)	August 2013